Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On September 5, 2008, MercadoLibre, Inc. (the “Company”) completed, through one of its subsidiaries, Hammer.com, LLC, the acquisition of all of the issued and outstanding shares of capital stock of DeRemate.com de Argentina S.A., a company organized under the laws of Argentina (“DR Argentina”), DeRemate.com Chile S.A., a company organized under the laws of Chile (“DR Chile”), Interactivos y Digitales México S.A. de C.V., a company organized under the laws of Mexico (“ID Mexico”) and Compañía de Negocios Interactiva de Colombia E.U., a company organized under the laws of Colombia (“CNI Colombia” and together with DR Argentina, DR Chile and ID Mexico, “the Acquired Entities”). The Company completed the stock purchase from Hispanoamerican Educational Investments BV, a corporation organized under the laws of Holland (“HEI”) and S.A. La Nación, a company organized under the laws of Argentina (“SALN” and together with HEI, the “Sellers”). The acquisition is expected to significantly expand MercadoLibre’s business in Chile while strengthening the company’s leadership position in Argentina. Management expects significant synergies between both businesses to be realized, mainly through improving the monetization of DeRemate’s gross merchandise volume and by generating efficiencies in operations and technology.

DeRemate operated an online trading platform in Argentina (www.deremate.com.ar), Chile (www.deremate.cl), Mexico (www.dereto.com.mx) and Colombia (www.dereto.com.co).

Other small platforms operated by the acquired entities were not acquired.

The aggregate purchase price paid by the Company to the Sellers for the shares of capital stock of the Acquired Entities and the related assets was $40,000,000. The Company paid the Sellers $22,000,000 in cash. In addition, on September 5, 2008, the Company issued to the Sellers ten (10) unsecured promissory notes having an aggregate principal amount of $18,000,000 and a one-year term. The weighted average interest rate of the promissory notes is 5.18%.

The following table summarizes the allocation of the cash paid and debt assumed in the acquisition:

Cash paid	$22,000,000
Promissory Notes	18,000,000
Direct costs of the acquisition	491,277

Total aggregate purchase price	$40,491,277

The purchase price allocation, as fully described below, is preliminary pending the final working capital adjustment as defined in the Stock Purchase Agreement.

The following table summarizes the purchase price allocation of the Acquired Entities in the transaction (in thousands):

Company Name	Country	Post Acquisition Ownership	Net Tangible Assets / (Liabilities)	Identifiable Intangible Assets	Deferred Tax Liabilities	Goodwill	Aggregate Purchase Price
DeRemate.com de Argentina S.A.	Argentina	100%	$2,830.0	$1,444.1	$(505.4)	$28,492.7	$32,261.4
DeRemate.com Chile S.A.	Chile	100%	(1,969.7)	302.2	(105.8)	7,729.6	$5,956.3
Compañía de Negocios Interactiva de Colombia E.U.	Colombia	100%	(870.6)	25.6	(9.0)	2,271.7	$1,417.7
Interactivos y Digitales México S.A. de C.V.	Mexico	100%	(580.8)	29.2	(10.2)	1,417.7	$855.9

Total			$(591.1)	$1,801.1	$(630.4)	$39,911.7	$40,491.3

The following unaudited pro forma statements of income for the year ended December 31, 2007 and the six-month period ended June 30, 2008 give effect to the acquisition of DeRemate Operations by MercadoLibre, Inc. in a transaction accounted for as a purchase. The unaudited pro forma statements of income for the year ended December 31, 2007 and the six-month period ended June 30, 2008 are based on the individual statements of income of MercadoLibre, Inc. and DeRemate Operations and show the results of operations of MercadoLibre, Inc. and DeRemate Operations as if the acquisition occurred on January 1, 2007.

The unaudited pro forma financial data should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2007, contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2008.

The unaudited pro forma financial data is furnished for informational purposes and does not purport to reflect what our results of operations would have been if the above-mentioned transaction had taken place as of such date and if we had operated on that basis during such periods. Further, our pro forma results of operations are not necessarily indicative of our results of operations in the future.

The preparation of the unaudited pro forma financial data requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Estimates are used for, but not limited to the allocation method used for revenues and expenses consisting of attributing revenues to each business unit, allocating salaries and other personnel compensation considering the time spent for the personnel in each business unit, and allocating other expenses on a pro rata basis following the salary distribution. Other estimates and assumptions are related to the accounting for allowance for doubtful accounts, depreciation, amortization, impairment and useful lives of long-lived assets, compensation cost related to cash and share-based compensation and restricted shares, recognition of current and deferred income taxes and contingencies. Actual results could differ from those estimates.

Year Ended December 31, 2007

	Year Ended December 31, 2007
	Figures in U.S. Dollars, except per share amounts
	MercadoLibre Inc.	DeRemate Operations	Acquisition Adjustments	Notes		Pro Forma
	(Audited)		(Unaudited)
Net revenues	85,126,341	5,634,990	(2,905,214)	(a	)	87,856,117
Cost of net revenues	(19,001,060)	(655,924)	448,518	(a	);(e)	(19,208,466)

Gross profit	66,125,281	4,979,066	(2,456,696)			68,647,651

Operating expenses:
Product and technology development	(4,369,376)	(725,011)	667,379	(c	);(e)	(4,427,008)
Sales and marketing	(27,598,683)	(2,293,124)	752,508	(a	);(e)	(29,139,299)
General and administrative	(13,223,522)	(1,298,254)	305,545	(b	);(e)	(14,216,231)

Total operating expenses	(45,191,581)	(4,316,389)	1,725,432			(47,782,538)

Income from operations	20,933,700	662,677	(731,264)			20,865,113

Other income (expenses):
Interest income	1,609,403	—	—			1,609,403
Interest expense and other financial charges	(2,009,781)	(119,529)	(932,422)	(d	)	(3,061,732)
Foreign currency loss, net	(3,106,515)	89,485	—			(3,017,030)
Other expenses, net	(3,006,416)	—	—			(3,006,416)

Net income before income / asset tax expense	14,420,391	632,633	(1,663,686)			13,389,338

Income / asset tax expense	(4,727,451)	—	126,076	(b	)	(4,601,375)

Net income	9,692,940	632,633	(1,537,610)			8,787,963

Accretion of preferred stock	(309,299)	—	—			(309,299)

Net income available to common shareholders	9,383,641	632,633	(1,537,610)			8,478,664

	Year Ended December 31, 2007
	MercadoLibre Inc.					Pro Forma
Basic EPS
Net income available to common shareholders attributable to preferred stock	$(3,772,510)					$(3,408,681)

Net income available to common shareholders attributable to common stock	$5,611,131					$5,069,983

Basic net income per common share	$0.22					$0.20

Weighted average shares	25,149,405					25,149,405

Diluted EPS
Net income available to common shareholders attributable to preferred stock	$(3,734,758)					$(3,393,769)

Net income available to common shareholders attributable to common stock	$5,648,883					$5,084,895

Diluted net income per common share	$0.22					$0.20

Weighted average shares	25,478,336					25,478,336

NOTE: The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition, the payment of the related promissory notes and certain transactions not related to MercadoLibre, Inc.’s business.

(a)	These adjustments relate to the elimination of the advertising transactions between DeRemate and its former shareholder “La Nacion” for which the agreement was terminated as of September 1, 2008. We do not foresee additional business with La Nacion. In addition, the related sales tax effect has been recorded in the cost of net revenues. No income tax effect is considered in relation to this adjustment since Management estimates that it is more likely than not that the net deferred tax asset will not be realized.

(b)	This adjustment contains the amortization of the following intangible assets identified in the Purchase Price Allocation:

a.	Customer lists (total useful life: 5 years).

b.	Non compete agreements (total useful life: 5 years).

In addition, the reduction of their related deferred tax liabilities has been recorded.

(c)	This adjustment reflects the elimination of the depreciation and amortization expense related to property and equipment, transferred to the Sellers before the Closing Date, and capitalized software costs of DeRemate in the year ended December 31, 2007, that will not be used by MercadoLibre, Inc. No income tax effect is considered in relation to this adjustment since Management estimates that it is more likely than not that the net deferred tax asset will not be realized.

(d)	This adjustment shows the accrual of the interest expense related to the promissory notes financing, assuming the transaction occurred on January 1, 2007. The weighted average interest rate of the one-year term promissory notes is 5.18%. No income tax effect is considered in relation to this adjustment since Management estimates that it is more likely than not that the net deferred tax asset will not be realized.

(e)	This adjustment reflects the elimination of the labor cost because all the employee labor contracts were transferred to the Sellers before the Closing Date.

In addition to the abovementioned adjustments, the following issues should be considered:

•

According to the Stock Purchase Agreement, as of the Closing Date, the Sellers have assumed all of the obligations of all of the Companies under any contract to which any of the Companies is a party. For that reason, advertising cost contracts and the office space leasing contracts, among other contracts, are in process of being transferred to the Sellers at the issuance date of these proforma financial statements. All these actions were taken by Management to realize synergies and leverage MercadoLibre’s existing cost structure.

•	The debt with the former shareholders will be canceled in the near future and for that reason the interest expense related to that debt will no longer exist.

Six-Month period ended June 30, 2008

	Six month period ended June 30, 2008
	Figures in U.S. Dollars, except per share amounts
	MercadoLibre Inc.	DeRemate Operations	Acquisition Adjustments	Notes		Pro Forma
	(Unaudited)
Net revenues	63,312,238	3,069,502	(1,502,412)	(a	)	64,879,328
Cost of net revenues	(12,921,182)	(425,558)	239,986	(a	);(e)	(13,106,754)

Gross profit	50,391,056	2,643,944	(1,262,426)			51,772,574

Operating expenses:
Product and technology development	(3,473,893)	(484,800)	503,526	(c	);(e)	(3,455,167)
Sales and marketing	(19,480,049)	(2,307,716)	303,148	(a	);(e)	(21,484,617)
General and administrative	(10,827,171)	(901,467)	352,117	(b	);(e)	(11,376,521)
Compensation Cost related to acquisitions	(1,919,870)	—	—			(1,919,870)

Total operating expenses	(35,700,983)	(3,693,983)	1,158,791			(38,236,175)

Income from operations	14,690,073	(1,050,039)	(103,635)			13,536,399

Other income (expenses):
Interest income	1,019,929	—	—			1,019,929
Interest expense and other financial charges	(2,321,147)	(149,045)	—	(d	)	(2,470,192)
Foreign currency loss, net	(3,041,354)	(100,610)	—			(3,141,964)
Other expenses, net	2,285	—	—			2,285

Net income before income / asset tax expense	10,349,786	(1,299,694)	(103,635)			8,946,457

Income / asset tax expense	(5,335,014)	—	63,038	(b	)	(5,271,976)

Net income	5,014,772	(1,299,694)	(40,597)			3,674,481

Accretion of preferred stock	—	—	—			—

Net income available to common shareholders	5,014,772	(1,299,694)	(40,597)			3,674,481

	Six month period ended June 30, 2008
	MercadoLibre Inc.					Pro Forma
Basic EPS
Net income available to common shareholders attributable to common stock	$5,014,772					$3,674,481

Basic net income per common share	$0.11					$0.08

Weighted average shares	44,238,146					44,238,146

Diluted EPS
Net income available to common shareholders attributable to common stock	$5,014,772					$3,674,481

Diluted net income per common share	$0.11					$0.08

Weighted average shares	44,367,846					44,367,846

NOTE: The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition, the payment of the related promissory notes and certain transactions not related to MercadoLibre, Inc.’s business.

(a)	These adjustments relate to the elimination of the advertising transactions between DeRemate and its former shareholder “La Nacion” for which the agreement was terminated as of September 1, 2008. We do not foresee additional businesses with La Nacion. In addition, the related sales tax effect has been recorded in the cost of net revenues. No income tax effect is considered in relation to this adjustment since Management estimates that it is more likely than not that the net deferred asset will not be realized.

(b)	This adjustment contains the amortization of the following intangible assets identified in the Purchase Price Allocation:

a.	Customer lists (total useful life: 5 years).

b.	Non compete agreements (total useful life: 5 years).

In addition, the reduction of their related deferred tax liabilities has been recorded.

(c)	This adjustment reflects the elimination of the depreciation and amortization expense related to property and equipment, transferred to the Sellers before the Closing Date, and capitalized software costs of DeRemate in the period ended June 30, 2008, that will not be used by MercadoLibre, Inc. No income tax effect is considered in relation to this adjustment since Management estimates that it is more likely than not that the net deferred asset will not be realized.

(d)	This adjustment shows the accrual of the interest expense related to the promissory notes, assuming the transaction occurred on January 1, 2007. As each of the promissory notes has a one-year term, there is no interest expense to be recorded during the six-month period ended June 30, 2008. No income tax effect is considered in relation to this adjustment since Management estimates that it is more likely than not that the net deferred asset will not be realized.

(e)	This adjustment reflects the elimination of the labor cost because all the employee labor contracts were transferred to the Sellers before the Closing Date.

In addition to the abovementioned adjustments, the following issues should be considered:

•

According to the Stock Purchase Agreement, as of the Closing Date, the Sellers have assumed all of the obligations of all of the Companies under any contract to which any of the Companies is a party. For that reason, advertising cost contracts and the office space leasing contracts, among other contracts, are in process of being transferred to the Sellers at the issuance date of these proforma financial statements. All these actions were taken by Management to realize synergies and leverage MercadoLibre’s existing cost structure.

•	The debt with the former shareholders will be canceled in the near future and for that reason the interest expense related to that debt will no longer exist.